                                    FORM 8-K

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 31, 2003

                             MID-STATE RACEWAY, INC.
                             -----------------------
                           (Exact name of registrant)

New York State                        000-01607                   15-0555258
--------------                        ---------                   ----------
(State of Incorporation)           (Commission File)               (IRS EIN)

         P.O. Box 860, Ruth Street, Vernon, New York          13476
         -------------------------------------------          -----
         (Address of principal executive office)              (Zip)

Registrant's telephone number    (315) 829-2201
                                 --------------

ITEM 1.

On December 24, 2003, we received confirmation that Victoria Scott acquired 450,000 shares, representing 50.4% of the outstanding Common Stock of Mid-State Raceway, Inc. Ms. Scott acquired the shares by exercising the Warrant initially held by All Capital, LLC. All Capital, LLC assigned the Warrant to Ms. Scott on November 12, 2003.

Ms. Scott transferred $900,000.00 to Mid-State Raceway, Inc. in consideration for the 450,000 shares of Common Stock. Ms. Scott did not borrow money from the corporation in connection with her purchase of Common Stock. The shares issued to Ms. Scott are an original issue from Mid-State Raceway, Inc.

As a result of this transaction, Ms. Scott owns 450,000 shares of Common Stock representing 50.4% of the voting power of the corporation.

                                   Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Mid-State Raceway, Inc.
                                          (Registrant)

Date: December 31, 2003                   /s/ David Wilson
                                          ----------------
                                          David Wilson, Chief Operating Officer